Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

GFL Environmental Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In U.S. Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Subordinate Voting Shares			(1)		(1)					(1)
	Equity	Preferred Shares			(1)		(1)					(1)
	Debt	Debt Securities			(1)		(1)					(1)
	Other	Warrants			(1)		(1)					(1)
	Other	Share Purchase Contracts			(1)		(1)					(1)
	Other	Subscription Receipts			(1)		(1)					(1)
	Other	Units			(1)		(1)					(1)

	Unallocated (Universal) Shelf		Rule 457(o)		(1)		(1)	$2,000,000,000	(2)	$0.00011020	$220,400
Fees Previously Paid	—	—	—	—		—		—			—
	Total Offering Amounts							$2,000,000,000			$220,400
	Total Fees Previously Paid										—
	Total Fee Offsets										$97,278.69
	Net Fee Due										$123,121.31

(1)	There are being registered under this Registration Statement (the “Registration Statement”) such indeterminate number of securities (the “Securities”) of GFL Environmental Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $2,000,000,000. The proposed maximum initial offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources

In U.S. Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	GFL Environmental Inc.	F-10	333-255184	April 12, 2021	N/A	$97,278.69	(1)	Unallocated (Universal) Shelf		(2)		(3)	$902,710,437	—
Fee Offset Sources	GFL Environmental Inc.	F-10	333-255184		April 12, 2021									$97,278.69	(1)(2)

(1)	The Registrant previously paid $218,200 in registration fees with respect to the registration statement on Form F-10 (File No. 333-255184) filed on April 12, 2021 (the “2021 Registration Statement”), pertaining to the registration of $2,000,000,000 aggregate initial offering price of securities of the Registrant, $902,710,437 of which remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $220,400, taking into consideration the available offset of $97,278.69 from the 2021 Registration Statement, the Registrant has accordingly transmitted $123,121.31 otherwise due for this Registration Statement.
(2)	The Registrant registered under the 2021 Registration Statement such indeterminate number of securities of the Registrant in an aggregate initial offering price of up to $2,000,000,000.
(3)	The Registrant has terminated or completed any offerings that included the unsold securities under the 2021 Registration Statement.